SUBSCRIPTION AGREEMENT




         Pictet Funds (the "Trust"), a Massachusetts business trust, and Jean Pilloud as sole shareholder ("sole shareholder"), hereby agree with each other as follows:

1. The Trust hereby offers to the sole shareholder and the sole shareholder hereby purchases one share of each of the Retail Class and Institutional Class of the Pictet Global Water Fund at a price of $10.00 per share (collectively known as the "shares").

2. Jean Pilloud represents and warrants to the Trust that the shares are being acquired for investment purposes and not with a view to the distribution thereof.

3. Jean Pilloud is authorized and otherwise duly qualified to purchase and hold shares and to enter into this Subscription Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 2nd day of January, 2002.


                                           PICTET FUNDS

         ATTEST:
         ________________________       By:/S/ KEVIN MCLEAN
                                           -------------------------------------
                                               Kevin McLean, Assistant Secretary



                                           SOLE SHAREHOLDER

         ATTEST:

         ________________________       By:/S/
                                           -------------------------------------
                                           Jean Pilloud


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                             SUBSCRIPTION AGREEMENT

         Pictet Funds (the "Trust"), a Massachusetts business trust, and Jean Pilloud as sole shareholder ("sole shareholder"), hereby agree with each other as follows:

1. The Trust hereby offers to the sole shareholder and the sole shareholder hereby purchases one share of each of the Retail Class and Institutional Class of the Pictet Global Water Fund at a price of $10.00 per share (collectively known as the "shares").

2. Jean Pilloud represents and warrants to the Trust that the shares are being acquired for investment purposes and not with a view to the distribution thereof.

3. Jean Pilloud is authorized and otherwise duly qualified to purchase and hold shares and to enter into this Subscription Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 2nd day of January, 2002.


                                           PICTET FUNDS

         ATTEST:

         ________________________       By:
                                           -------------------------------------
                                           Kevin McLean, Assistant Secretary



                                           SOLE SHAREHOLDER

         ATTEST:

         ________________________       By:/S/ JEAN PILLOUD
                                           -------------------------------------
                                           Jean Pilloud